UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported) August 11, 1999


                            GRANT GEOPHYSICAL, INC.
            (Exact name of registrant as specified in its charter)


         Delaware                  333-48799*                76-0548468
(State or other jurisdiction      (Commission             (IRS Employer
     of incorporation)            File Number)           Identification No.)



       16850 Park Row, Houston, Texas                       77084
   (Address of principal executive offices)              (Zip Code)


                                (281) 398-9503
              (Registrant's telephone number, including area code)




------------------

* The Commission file number refers to a Form S-4 registration statement filed by the registrant under the Securities Act of 1933, which became effective May 14, 1998.




ITEM 5.   OTHER EVENTS.

     Effective August 11, 1999, holders of greater than a majority of the outstanding common stock and voting power of Grant Geophysical, Inc. (the "Company") approved, by written consent, proposals to (i) amend the Company's Certificate of Incorporation to increase the authorized capital of the Company to 60,000,000 shares, comprised of 50,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share; and (ii) amend the Company's Bylaws to provide new procedures relating to shareholder proposals, shareholder notification, and amendments of the Bylaws. Reference is made hereby to the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which are included as exhibits to this Form 8-K.

     Effective August 11, 1999, holders of greater than a majority of the outstanding common stock and voting power of the Company acted, by written consent, to reelect Donald W. Wilson, Richard H. Ward, J. Kelly Elliott, Donald G. Russell, Jonathan D. Pollock, W. Richard Anderson, and James R. Brock as directors of the Company.

     On August 13, 1999, the board of directors of the Company created a series of 120,000 shares of preferred stock designated as "8% Exchangeable Preferred Stock." The shares of 8% Exchangeable Preferred Stock have a liquidation preference of $100 per share. The 8% Exchangeable Preferred Stock is entitled to receive cumulative dividends at the rate of 8% per annum of the liquidation preference. The dividends are payable quarterly on January 1, April 1, July 1, and October 1 in cash or, at the Company's option, in shares of 8% Exchangeable Preferred Stock. The shares of 8% Exchangeable Preferred Stock may be exchanged, at the option of the holder, into such new securities as the Company may from time to time propose to sell or issue.

     On August 13, 1999, the Company sold 63,000 shares of 8% Exchangeable Preferred Stock to Elliott Associates, L.P. at a price of $100 per share. The aggregate proceeds from the sale of the shares was $6,300,000, and will be used to provide additional working capital for the Company.


     The above descriptions of selected provisions of the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated Bylaws of the Company, and the Certificate of Designations of 8% Exchangeable Preferred Stock of the Company are not intended to be complete and are qualified in their entirety by reference to the detailed provisions of each of those documents, which are attached hereto as Exhibits.



ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

           3.1    Amended and Restated Certificate of Incorporation  of the
                  Company.

           3.2    Amended and Restated Bylaws of the Company.

           4.1 Certificate of Designations of 8% Exchangeable Preferred Stock of the Company.

           10.1 Form of Indemnity Agreement between the Company and its directors.


                             SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              GRANT GEOPHYSICAL, INC.



                              By:   /S/ Michael P. Keirnan
                                  ------------------------------
                                        Michael P. Keirnan
                                     Chief Financial Officer

Date:  August 19, 1999